UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2018 (June 7, 2018)

J.JILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park
Quincy, MA 02169
(Address of Principal Executive Offices) (Zip Code)
(617) 376-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2018, J.Jill, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders: (i) elected each of the three Class I director nominees; (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year ending February 2, 2019; and (iii) approved an amendment to the J.Jill, Inc. 2017 Omnibus Equity Incentive Plan (the “2017 Plan”) to increase the number of shares authorized for issuance under the 2017 Plan.  A description of each proposal voted on at the Annual Meeting, and the voting results for each such proposal, are set forth below.
1.          The proposal to elect three directors to the Company’s Board of Directors, each to serve as a Class I director for a term of three years expiring at the Company’s Annual Meeting of Stockholders to be held in 2021 and until such director’s successor has been duly elected and qualified, was approved by the votes set forth below:
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Travis Nelson	29,902,304	3,300,552	3,282,734
James Scully	32,835,647	367,209	3,282,734
Marka Hansen	30,872,648	2,330,208	3,282,734

2.          The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year ending February 2, 2019 was ratified by the votes set forth below:
For	Against	Abstentions	Broker Non-Votes
36,327,839	22,664	135,087	3,282,734

3.          The proposal to approve an amendment to the 2017 Plan to increase the number of shares authorized for issuance under the 2017 Plan was approved by the votes set forth below:
For	Against	Abstentions	Broker Non-Votes
32,509,462	581,173	112,221	3,282,734

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: June 12, 2018
J.JILL, INC.

By:	/s/ David Biese
	Name:	David Biese
	Title:	Chief Financial and Operating Officer